Exhibit 10.21

Arrival S.à r.l.

RULES OF THE

ARRIVAL SHARE OPTION PLAN 2020

Linklaters LLP

One Silk Street

London EC2Y 8HQ

Ref: L-302368

Table of Contents

Contents		Page

1	Definitions	1

2	Granting Options	3

3	Before Vesting/Exit	4

4	Vesting	5

5	Exercising Options	5

6	Settlement	7

7	Leaving the Group	7

8	Forfeiture event	8

9	Lapse	9

10	Changing and terminating the Plan	9

11	General	9

12	Governing law and jurisdiction	12

Schedule 1 – Non-Employees		13

Schedule 2 – Wider Group Employee		14

Schedule 3 – U.S. Participants		15

Schedule 4 – Free Share Awards		19

i

1	Definitions

In these rules:

“Asset Sale” means the sale (whether through a single transaction or a series of related transactions) of all or substantially all of the Group’s business, assets and undertakings;

“Company” means Arrival S.à r.l., a private limited liability company (société à responsabilité limitée) governed by the laws of the Grand Duchy of Luxembourg, with registered office at 1, rue Peternelchen, L-2370 Howald, Grand Duchy Of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 200789;

“Control”, in relation to any person, means the power to direct the management or policies of such person, whether through the ownership of over 50% of the voting power of such person, through the power to appoint more than half of the board of managers or similar governing body of such person (whether through contractual arrangements or otherwise) and “Controlled” shall be construed accordingly;

“Board” means the board of managers of the Company or any person, group or committee to whom the board has delegated any power or function under these rules;

“Employee” means any employee of a Member of the Group (including a director or manager who is such an employee);

“Exit” means:

(i)	an Asset Sale; or

(ii)	a Share Sale,

but excluding a SPAC Transaction and, unless the Board determines otherwise, excluding any other event which the Board determines constitutes a Reorganisation (and for the avoidance of doubt the IPO of the Company shall not constitute an Exit);

“Grant Date” means the date on which an Option is granted, as specified under rule 2.2.1 (Terms of Options);

“IPO” means the admission of all or any of the shares or securities representing those shares of the Company (including any holding company of the Company from time to time) (including without limitation depositary interests, and/or other instruments) to trading on any recognised investment exchange (as defined in section 285 of the Financial Services and Markets Act 2000) or any other recognised overseas investment exchange;

“IPO Lock-up Period” means a period of six months from the date of an IPO or completion of a SPAC Transaction, or such other period as is determined by the Board at such time;

“Market Value” means the fair value of a Share, which will be calculated by the Board in such manner as it considers reasonable;

“Member of the Group” means:

(i)	the Company;

(ii)	its Subsidiaries from time to time; or

(iii)	any other company which is associated with the Company and is so designated by the Board for some or all purposes under these rules,

and “Group” means all of them;

“Option” means a right to acquire Shares granted under the Plan;

“Option Price” means any amount payable on the exercise of an Option, as specified under rule 2.2.4 (Terms of Options);

“Participant” means a person holding an Option or their personal representatives;

“Performance Milestone” means any target relating to performance set by the Board for the Vesting of an Option, or part of an Option, under rule 2.2.3 (Terms of Options);

“Plan” means these rules known as “The Arrival Share Option Plan 2020” as changed from time to time;

“Reorganisation” means a transaction or series of transactions which results in the Company being Controlled by, or merging with, a company the holders of shares in which immediately before the transaction constitute the majority of the holders of shares in the Company immediately after the transaction, or any other transaction or series of transactions of similar effect, and which in either case the Board has designated as a Reorganisation;

“Share” means an ordinary share in the capital of the Company;

“Share Sale” means the sale (whether through a single transaction or a series of related transactions) of all or substantially all of the registered share capital of the Company;

“Shareholders’ Agreement” means any agreement between the shareholders of the Company from time to time;

“SPAC Transaction” means a transaction or series of transactions which the Board designates as a SPAC Transaction, being a transaction or series of transactions which constitute the acquisition of the Company by, or merger of the Company with, a special purpose acquisition company or a new holding company that will be combining with the Company and a special purpose acquisition company and which results in the Company, or the Company which acquires or merges with the Company, being listed on an internationally recognised stock exchange or such other transaction as the Board determines to be of similar effect;

“Subsidiary” means any company Controlled, directly or indirectly, by the Company;

“Vest” means the Option ceasing, in the normal course and subject to these rules, to be at risk of forfeiture on the Participant leaving the Group and “Vested” and “Vesting” are interpreted accordingly; and

“Vesting Date” means any Vesting Date(s) set by the Board for the Vesting of an Option, or part of an Option, under rule 2.2.3 (Terms of Options).

1.1	Interpretation

In this Plan, unless otherwise specified:

1.1.1	the headings are for reference purposes only and are not to be used in construing the meaning of the Plan;

1.1.2

a reference to legislation, an agreement or other document is to the legislation, agreement or document as amended or substituted and, in the case of legislation, to any legislation re-enacted or a regulation or statutory instrument issued under it;

1.1.3	words in the singular include the plural and vice versa;

1.1.4	to the extent permitted by law, a reference to writing includes any visible means of reproducing words in a tangible form, including electronic communication;

1.1.5	reference to a “person” includes a body corporate;

1.1.6	the term “including” (or similar) shall mean “including, strictly without any limitation whatsoever and strictly without prejudice to the generality of the foregoing”; and

1.1.7

a reference in any rule to that rule being subject to these rules, subject to another rule or subject to any rule of interpretation shall not be read as meaning that any other rule that does not include such reference is not so subject.

2	Granting Options

2.1	Eligibility

The Board may decide that any Employee selected in its discretion will be granted an Option.

Unless the Board considers that special circumstances exist, an Option may not be granted to an Employee who on the Grant Date has given or received notice of termination of employment with any Member of the Group, whether or not such termination is or would be lawful.

2.2	Terms of Options

Options are subject to the rules of the Plan and such terms determined by the Board, set out in a deed and notified to the Participants as soon as practicable after the Grant Date, including:

2.2.1	the Grant Date;

2.2.2	the number of Shares subject to the Option or the basis on which that number will be calculated;

2.2.3

the criteria that determine the timing of Vesting, including any Vesting Date(s) and any Performance Milestones and, if relevant, the maximum number of Shares in respect of which the Option will Vest on each Vesting Date and/or on the achievement of each Performance Milestone (as applicable) or how that will be determined; and

2.2.4	the Option Price, which may be nil.

2.3	No payment

A Participant is not required to pay for the grant of any Option.

2.4	Plan limit

An Option must not be granted if, as a result, the total number of Shares subject to Options, together with Shares subject to options and awards under any other employee share plan operated by the Company, would be more than 50,000,000 Shares at that time. To the extent an Option, or other option or award, remains outstanding, capable of exercise or has been exercised (or, in the case of an award, has Vested), the relevant Shares count towards the limit in this rule. However, to the extent an Option, or other option or award, is forfeited or lapses, the relevant Shares are ignored when calculating the limit in this rule.

2.5	Phantom Options

An Option may be granted on the basis that it will always be settled in cash as set out in rule 6.2 (Cash alternative).

2.6	Option documents

An Option may be granted on the basis that it must be accepted by a Participant by a date notified to that Participant under rule 2.2 (Terms of Options) and, if it is not so accepted, it will lapse (unless the Board decides otherwise in any particular case).

2.7	Administrative errors

If the Board determines that any administrative error has been made in the terms on which an Option was granted (including as to the number of Shares over which the Option was granted), or that an Option was granted as a result of an administrative error, the Board may without prior consent of the Participant take any action it determines to be necessary or desirable to correct such error (including lapsing the Option).

3	Before Vesting/Exit

3.1	Rights

A Participant is not entitled to vote, to receive dividends, to attend shareholder meetings or to have any other rights of a shareholder in respect of Shares subject to an Option until the Shares are issued or transferred to the Participant.

3.2	No transfer of Option

A Participant may not transfer, assign or otherwise dispose of an Option or any rights in respect of it. If a Participant does so, whether voluntarily or involuntarily, then it will immediately lapse. This rule 3.2 does not apply to the transmission of an Option on the death of a Participant to his or her personal representatives.

3.3	Adjusting for changes in share capital

If there is:

(i)	a variation in the equity share capital of the Company, including a capitalisation or rights issue, sub-division, consolidation or reduction of share capital;

(ii)	a demerger;

(iii)	a special dividend or distribution; or

(iv)	any other corporate event which might affect the current or future value of any Option,

the Board may adjust the description, number and/or class of Shares or securities subject to the Option and any Option Price or (without limiting rule 3.4) any Performance Milestone.

3.4	Performance Milestones

The Board may without prior consent of the Participant waive or adjust any Performance Milestone if anything whatsoever happens which the Board determines makes it necessary or desirable to do so.

4	Vesting

4.1	Timing of normal Vesting

An Option will normally Vest as to the relevant number of Shares on each Vesting Date or on such date as the Board determines that a Performance Milestone has been achieved.

4.2	Acceleration on an Exit

On the occurrence of an Exit an Option, or any part, that has not already Vested will Vest to the extent determined by the Board, which may take into account the extent to which the Board determines that any Performance Milestones have been achieved. An Option will lapse on the occurrence of an Exit to the extent it has not Vested or does not Vest pursuant to this rule 4.2.

4.3	Consequences of Vesting

To the extent an Option has Vested under rule 4.1, it will not normally lapse on leaving the Group under rule 7 (Leaving the Group).

5	Exercising Options

5.1	When Options can be exercised

An Option shall become exercisable (in accordance with this rule 5) to the extent it Vests on the later of: (i) the Option (or such portion thereof) Vesting; and (ii) the occurrence of either: (a) the expiry of an IPO Lock-up Period in connection with an IPO or SPAC Transaction; or (b) subject to rule 5.3.1 and 5.3.2, an Exit.

For the avoidance of doubt, any portion of an Option which Vests prior to the occurrence any of the events in (ii)(a) or (b) shall not (subject to the rules) become capable of exercise until one of the events occurs.

5.2	IPO or SPAC Transaction

In connection with an IPO or SPAC Transaction the “IPO Lock-up Period” that shall apply in connection with an Option shall be a period of six months from the date of the IPO or completion of the SPAC Transaction (as applicable), save that the Board may: (i) specify such other (shorter or longer) period ; (ii) determine that no IPO Lock-up Period shall apply (in which case references in these rules to the expiry of the IPO Lock-up Period shall be taken as references to the date of the IPO or completion of the SPAC Transaction (as applicable)); or (iii) determine that different IPO Lock-up Periods shall apply to different portions of the Option.

5.3	Exit

5.3.1

In connection with an Exit the Board may determine that an Option shall become capable of exercise pursuant to rule 5.1 at the time which the Board determines to be the latest practicable time prior to completion of the expected Exit to the extent an Option would be Vested or would Vest pursuant to rule 4.2 (Acceleration on an Exit) at the expected date of the Exit.

5.3.2	Where the consideration received in respect of an Exit is subject to any delay, adjustment, reduction, earn-out, withholding, clawback or any other restriction, the Board may either:

(i)

decide that the time at which Options shall become capable of exercise under rule 5.1 , and/or the terms of such exercise, will be subject (so far as practicable) to equivalent delay, adjustment, reduction, earn-out, withholding, clawback or other restriction; and/or

(ii)	take that into account when determining Market Value or otherwise settling Options under rule 6 (Settlement).

5.3.3

An Option will lapse one month after an Exit to the extent it has not been exercised, provided that the Board may invite Participants to submit conditional exercise instructions in advance of the Exit (or the date of exercise determined in accordance with rule 5.3.1) and in which case the Board may specify that an Option will lapse immediately after completion of the Exit to the extent it has not been exercised.

5.4	Exchange of Options

5.4.1

If there is a Reorganisation or a SPAC Transaction, or other transaction not constituting an Exit, pursuant to which the Company becomes or will become Controlled by, or merge with, another company (the “Acquiring Company”), the Board may decide that any Option will be exchanged for a new option over such shares and/or other securities in the Acquiring Company as it may determine. The number of such securities will (so far as reasonably possible) reflect the Market Value of the Shares subject to the Option prior to such Reorganisation. Such exchange may be effected by the amendment to the terms of the existing Option, by the assumption of the Option or the grant of a replacement option by the Acquiring Company or another company within its corporate group, or any other similar process determined by the Board. To the extent the exchange is effected by the replacement of an Option the Option that is so replaced shall lapse and cease to be capable of exercise.

5.4.2	From the date of an exchange in accordance with rule 5.4.1, these rules will apply to the assumed or new option resulting from the exchange as if references to:

(i)	Shares were references to the securities subject to the new option; and

(ii)	the Company were references to the Acquiring Company whose securities are subject to the new option or such other company as the Board may determine,

save that the Board may make such amendments to these rules or the terms of Options as it determines to be necessary or desirable to reflect the circumstances of the exchange and to facilitate the assumption of the Options by the Acquiring Company and/or may determine that the new options resulting from the exchange shall be subject to new rules and terms which the Board determines to substantially similar to these rules and the terms of Options but taking account of the circumstances of the exchange.

5.5	Exercise process

5.5.1	To the extent a Participant can exercise an Option under this rule 5 the Participant may exercise the Option by:

(i)	giving written notice in such form as the Company may prescribe to the Company or any person nominated by the Company;

(ii)	subject to rule 5.5.2 and 6.2 (Cash alternative), paying the Option Price (if any); and

(iii)	subject to rule 11.1 (Tax), paying any tax, social security or other statutory payments due.

5.5.2

If the Board so determines, instead of paying any Option Price due on exercise, the Participant may enter into arrangements acceptable to the Company for this to be paid, which may include the Company selling any Shares to which the Participant becomes entitled on exercise on the Participant’s behalf and using the proceeds to fund the sums due.

5.5.3

In respect of Options, or part of Options, that become exercisable following the expiry of an IPO Lock-up Period, the Board may impose one or more fixed periods of time each year when Options may be exercised (each an “Exercise Window”). Where this rule applies and a Participant gives notice of exercise under rule 5.5.1 outside an Exercise Window, any such exercise will not take effect until the next available Exercise Window.

5.5.4	The Board may require, as a condition of the exercise of any Option, or the issue or transfer of any Shares or cash to a Participant, that the Participant enters into:

(i)	an agreement or election in relation to the payment of tax or social security in accordance with rule 11.1 (Tax);

(ii)	the Shareholders’ Agreement or other document regarding the rights and obligations relating to Shares, as determined by the Board; and/or

(iii)	any agreements or documents necessary for the issue or transfer of any Shares or cash to the Participant.

6	Settlement

6.1	Settlement process

Within 30 days of a valid exercise of an Option pursuant to rule 5.5 (Exercise process), the Company will issue or procure the transfer (including by transfer out of treasury) of the number of Shares in respect of which the Option has been exercised to the Participant or to any person nominated by the Company to be held by that person as nominee for the Participant.

6.2	Cash alternative

The Board may decide to satisfy an Option (in whole or in part) by paying an amount in cash equal to the Market Value of the Shares which would otherwise be issued or transferred, less any applicable Option Price (subject to rule 11.1 (Tax)).

7	Leaving the Group

7.1	General rule on leaving the Group

Unless the Board decides otherwise, on the date the Participant leaves the Group an Option will lapse to the extent it is not Vested.

An Option which has already Vested as at the date the Participant leaves the Group will normally continue in effect after leaving, in accordance with and subject to these rules.

7.2	Overseas transfer

If a Participant remains an Employee but is transferred to work in another country or changes tax residence status and, as a result, would suffer a tax disadvantage or become subject to restrictions on the ability to exercise Options or hold or deal in Options, Shares or the proceeds of the sale of the Shares, the Board may decide that the Options will Vest on a date it chooses before or after the transfer or change in status takes effect. The Option will Vest and become exercisable to the extent the Board permits and will lapse as to the balance unless the Board decides otherwise.

7.3	Meaning of “leaving the Group”

7.3.1

Subject to rule 7.3.2 and 7.3.3, a Participant will be treated as leaving the Group on the date the Participant is no longer an Employee of any Member of the Group or, if earlier, the date the Participant gives or receives notice of termination of employment pursuant to which the Employee will no longer be an Employee of any Member of the Group (whether or not such termination is or would be lawful), provided that:

(i)

the Board may determine that the Participant will be treated as leaving the Group on the date on which the Participant ceases employment with any Member of the Group or, if earlier, the date the Participant gives or receives notice of termination of any employment with any Member of the Group; and

(ii)

the Board may determine that the Participant will not be treated as leaving the Group if immediately following a cessation of employment pursuant to which the Participant is no longer an Employee of any Member of the Group the Participant holds an office with or otherwise provides services to any Member of the Group (and in which case rule 7.3.2 shall thereafter apply).

7.3.2

Subject to rule 7.3.3, where a Participant holds office with or provides services to any Member of the Group, but is not an Employee of any Member of the Group, they will be treated as leaving the Group on the date on which any arrangement under which they hold office with or provide services to any Member of the Group terminates or, unless the Board decides otherwise, on any earlier date on which either (i) notice terminating any such arrangement is given by either party (whether or not such termination is or would be lawful) or (ii) the Non-Employee ceases to provide services to any Member of the Group as determined by the Board, provided that the Board may determine that the Participant will not be treated as leaving the Group if immediately following any such cessation the Participant is an Employee of any Member of the Group (in which case rule 7.3.1 shall thereafter apply) or holds office with or is providing services to any Member of the Group (in which case this rule 7.3.2 shall thereafter apply by reference to such other office(s) or service(s)).

7.3.3

Where the reason by which (save for this rule 7.3.3) the Participant would be treated as leaving the Group is a Member of the Group of which the Participant is an Employee, with which they hold office or to which they provide services ceasing to a Member of the Group, the Board may determine that the Participant shall not be treated as leaving the Group by virtue thereof, and in which case the Board shall determine the conditions that shall thereafter apply to determine when the Participant shall be treated as leaving the Group.

8	Forfeiture event

8.1	Notwithstanding anything else in these rules, if the Board determines that any of the events in rule 8.2 has occurred:

8.1.1

to the extent an Option has not been exercised the Option will lapse in full (including to the extent Vested) or to such lesser extent as the Board may determine (and in which case additional conditions (including as to timing) may be imposed on the Vesting, exercise or settlement of the Option); and/or

8.1.2

to the extent an Option has been exercised, the Board may within the period of two years from the date on which any part of the Option is exercised determine that the Participant must transfer to or to the order of the Company a number of Shares equal to the number of Shares in respect of which such part of the Option exercised (or any lesser number of Shares determined by the Board) or make a cash payment equal to the Market Value of such number of Shares as at the date of the relevant exercise.

8.2	The events are that the Participant has, in the opinion of the Board:

8.2.1	committed an act of gross negligence, wilful misconduct or bad faith in respect of their obligations to any Member of the Group;

8.2.2	committed an act of fraud;

8.2.3	been convicted of a criminal offence that could result in a period of imprisonment and that causes or is reasonably likely to cause material adverse publicity or reputational harm to the Group;

8.2.4	been disqualified from or lost any licence or accreditation from any professional body that is necessary for the Participant to perform their duties to any Member of the Group; and/or

8.2.5

breached any confidentiality, non-competition, non-solicitation, non-deal or non-hire or other material provisions of the Participant’s employment agreement or other agreement with a Member of the Group (whether or not the obligations are legally enforceable and whether the breach occurs before or after termination of employment or of such other agreement).

9	Lapse

An Option will lapse in full (to the extent it has not been exercised) on the tenth anniversary of the Grant Date, or shall lapse to such extent and at such earlier time as is provided under any rule or the terms on which the Option is granted.

10	Changing and terminating the Plan

10.1.1	The Board may at any time change the Plan, including the terms of any existing Options, in any way.

10.1.2	The Board may terminate the Plan at any time. Following termination no further Options may be granted but outstanding Options already granted will continue in effect.

11	General

11.1	Tax

11.1.1

Subject to applicable law, each Participant will be responsible for all taxes, social security contributions and other liabilities arising out of or in connection with, whether directly or indirectly, an Option or the acquisition, holding or disposal of Shares (the “Tax Liability”).

11.1.2	If the Company or any Member of the Group becomes liable, in any jurisdiction, to pay and/or or account for any Tax Liability:

(i)	the Participant indemnifies and agrees to keep indemnified the relevant Member of the Group in respect of such Tax Liability, and to pay such amount immediately on demand;

(ii)

authorises each Member of the Group to procure: (i) that an amount equal to its best estimate of the Tax Liability be deducted from any salary, fees or other payment due to the Participant (to the fullest extent permitted by law); and/or (ii) a sale of such number of the Shares acquired on exercise of the Option as are required to be sold in order to realise sale proceeds at least equal to the Member of the Group’s best estimate of the Tax Liability, and in each case to apply such amount in paying the Tax Liability to the revenue authority or in reimbursing any Member of the Group for any payment of any Tax Liability; and

(iii)

consents to the making of any such other arrangements for the payment of any Tax Liability and/or the reimbursement of any Member of the Group in respect the amount of any Tax Liability for which it accounted and/or paid to the revenue authority in any jurisdiction as are determined by the Board.

11.1.3	The Board may delay any issue or transfer of Shares or any payment under these rules until it is satisfied that arrangements are in place to satisfy the Participant’s obligations under this rule 11.1.

11.1.4

To the fullest extent permitted by law, as a condition to the exercise of the Option, the Participant shall be required to be responsible for all employer social security contributions or any similar liabilities incurred by any Member of the Group arising out of or in connection with an Option or the acquisition, holding or disposal of Shares. A Participant shall as a condition to exercise of the Option be required to enter into any agreement or election or similar as the Company may require to give effect to this rule 11.1.4 and/or, where a Member of the Group retains the primary obligation to account for any such liability to any revenue authority, the amount of any such liability may be deducted or realised in accordance with rule 11.1.2 and retained for the benefit of such Member of the Group in reimbursement for the amount of such liability.

11.2	Terms of employment

11.2.1	This rule 11.2 may apply both during a Participant’s employment and after the termination of a Participant’s employment with a Member of the Group, whether or not the termination is or was lawful.

11.2.2

Nothing in the rules or the operation of the Plan forms part of the contract of employment of a Participant. The rights and obligations arising from the employment relationship between the Participant and the relevant Member of the Group are separate from, and are not affected by, the Plan. Participation in the Plan does not create any right to, or expectation of, continued employment.

11.2.3

No person has a right to participate in the Plan. Participation in the Plan or the grant of Options on a particular basis in any year does not create any right to or expectation of participation in the Plan or the grant of Options on the same basis, or at all, in any future year.

11.2.4	The terms of the Plan do not entitle any Participant to the exercise of any discretion in the Participant’s favour.

11.2.5

Participants will have no claim or right of action in respect of any decision, omission or discretion which may operate to their disadvantage even if it is unreasonable, irrational or might be regarded as being in breach of the duty of trust and confidence (and/or any other implied duty) between the Employee and the employer, as the case may be.

11.2.6	No person has any right to compensation for any loss in relation to the Plan, including any loss in relation to:

(i)	any loss or reduction of rights or expectations under the Plan in any circumstances (including lawful or unlawful termination of employment with the Group);

(ii)	any exercise of a discretion or a decision taken in relation to an Option or to the Plan, or any failure to exercise a discretion or take a decision;

(iii)	the operation, suspension, termination or amendment of the Plan.

11.3	Restricted securities

The Options granted to the Participants and the Shares issued to such Participants upon the Vesting and exercise of the Options by such Participants (if any) in accordance with the Plan, have not been and will not be registered under the U.S. Securities Act of 1933 (as amended, the “Securities Act”) and, accordingly, the Options are to be granted and the Shares are to be issued to Participants resident in the United States only pursuant to an exemption from registration under the Securities Act. The Options and the underlying Shares are thus “restricted securities” for U.S. federal securities law purposes and may not be pledged, reoffered or resold in the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the Securities Act) except in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

11.4	Board’s decisions final and binding

The decision of the Board on the interpretation of the Plan or in any dispute relating to an Option or matter relating to the Plan will be final and conclusive.

11.5	Documents sent to shareholders

The Company is not required to send to Participants copies of any documents or notices normally sent to the holders of its Shares.

11.6	Currency conversion

The Board may use such currency exchange rate as it may reasonably determine for any purpose in connection with the Plan.

11.7	Consents

All allotments, issues and transfers of Shares will be subject to any necessary consents under any relevant enactments or regulations for the time being in force. The Participant is responsible for complying with any requirements to obtain or avoid the necessity for any such consent.

11.8	Share source and rights

11.8.1	Shares may be issued or transferred, including a transfer out of treasury, pursuant to Options.

11.8.2

Where Shares are issued or transferred to a Participant, including a transfer out of treasury, the Participant will be entitled to all rights attaching to the Shares by reference to a record date on or after the transfer date. The Participant will not be entitled to rights before that date.

11.9	Data protection

11.9.1

Subject to the rule 11.9.2, by participating in the Plan (and, if applicable, further by accepting an Option), the Participant consents to the holding and processing of personal information the Participant provides to any Member of the Group, trustee or third-party service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to:

(i)	administering and maintaining Participant records;

(ii)	providing information to Members of the Group, trustees of any employee benefit trust, registrars, brokers or third-party administrators of the Plan;

(iii)	providing information to future purchasers or merger partners of the Company, the Participant’s employing company, or the business in which the Participant works;

(iv)	transferring information about the Participant to any country or territory that may not provide the same statutory protection for the information as the Participant’s home country.

11.9.2

The Participant is entitled to a copy of the personal information held about them, in accordance with legal requirements in some cases this may be subject to payment of a fee, and if anything is inaccurate the Participant has the right to have it corrected.

11.9.3

Where the processing of personal information about the Participant is subject to the EU’s General Data Protection Regulation (2016/679) (“GDPR”) or the UK GDPR, the legal basis for that processing is set out in the Company’s Privacy Notice which can be found on the Company’s intranet site and the basis is not the consent given under rule 11.9.1.

11.10	Notices

11.10.1

Any information or notice to a person who is or will be eligible to be a Participant under or in connection with the Plan may be posted, or sent by electronic means, in such manner to such address as the Company considers appropriate, including publication on any intranet.

11.10.2

Any information or notice to the Company or other duly appointed agent under or in connection with the Plan may be sent by post or transmitted to it at its registered office or such other place, and by such other means, as the Board or duly appointed agent may decide and notify Participants.

11.10.3

Notices sent by post will be deemed to have been given on the second day after the date of posting. However, notices sent by or to a Participant who is working overseas will be deemed to have been given on the seventh day after the date of posting. Notices sent by electronic means, in the absence of evidence to the contrary, will be deemed to have been received on the day after sending.

11.11	Disclaimer of liability

Notwithstanding anything else in these rules, neither the Board, the Company nor any Member of the Group nor the Company’s shareholders shall under any circumstances be held liable for any costs, losses, expenses and damages whatsoever and howsoever arising in respect of any matter under or in connection with the Plan, including any delay in issuing or procuring the issue or transfer of Shares or the payment of a cash equivalent.

12	Governing law and jurisdiction

12.1.1	English law governs the Plan and all Options and their construction.

12.1.2	The English courts have non-exclusive jurisdiction in respect of disputes arising under or in connection with the Plan or any Option.

Schedule 1 – Non-Employees

An Option, or a Free Share Award, granted to a Non-Employee will be granted under this Schedule. The terms of The Arrival Share Option Plan 2020 (the “Plan”), including Schedule 3 and 4 to the Plan, shall apply to Options, or Free Share Awards, granted under this Schedule as if set out here in full, save as expressly varied by this Schedule.

This Schedule shall therefore be subject to Schedule 3 to the rules of the Plan (in the case of Options) or paragraph 11 of Schedule 4 to the rules of the Plan (in the case of Free Share Awards) in the case of US Participants as defined therein.

1	Defined terms

In this Schedule capitalised terms shall have the meaning given in the rules of the Plan, save where otherwise defined herein, and “Non-Employee” means any person who: (i) is not an Employee or a Wider Group Employee; but (ii) who holds office with or otherwise provides services to any Member of the Group.

“Wider Group Employee” means an employee of the Company, any parent undertaking of the Company from time to time, and any undertaking which is a subsidiary undertaking of the Company or any such parent undertaking from time to time, and any company that is an associated company of the Company as determined in accordance with section 256 of the Companies Act 2006 from time to time.

2	Non-Employee Options

Options may be granted under this Schedule to Non-Employees. The terms of the Plan, including Schedule 3 and 4 to the Plan, shall apply to Options, or Free Share Awards, granted under this Schedule as if set out here in full, save as expressly varied by this Schedule.

3	Malus and clawback

References to ‘the Participant’ in rule 8.2 (Forfeiture event) (which sets out the circumstances in which rule 8.1 can apply) will include any current or former employee or office holder of or any person who provides or has provided services to the Non-Employee.

4	Other

References in rule 11.2 (Terms of employment) and 11.9.1(iii) (Data protection) to the Participant’s “employment” or similar will apply as if they were references to the Participant’s provision of services or similar.

Schedule 2 – Wider Group Employee

An Option, or a Free Share Award, granted to a Wider-Group Employee will be granted under this Schedule. The terms of The Arrival Share Option Plan 2020 (the “Plan”), including Schedule 3 and 4 to the Plan, shall apply to Options, or Free Share Awards, granted under this Schedule as if set out here in full save as varied by this Schedule.

This Schedule shall therefore be subject to Schedule 3 to the rules of the Plan (in the case of Options) or paragraph 11 of Schedule 4 to the rules of the Plan (in the case of Free Share Awards) in the case of US Participants as defined therein.

1	Defined terms

In this Schedule capitalised terms shall have the meaning given in the rules of the Plan, save where otherwise defined herein, and “Wider Group Employee” means any person who is not an employee of any Member of the Group, but is an employee of any Member of the Wider Group, where “Member of the Wider Group” shall mean the Company, any parent undertaking of the Company from time to time, and any undertaking which is a subsidiary undertaking of the Company or any such parent undertaking from time to time, and any company that is an associated company of the Company as determined in accordance with section 256 of the Companies Act 2006 from time to time (and “Wider Group” means all of them).

2	Non-Employee Options

Options may be granted under this Schedule to Wider Group Employees. The terms of the Plan, including Schedule 3 and 4 to the Plan, shall apply to Options, or Free Share Awards, granted under this Schedule as if set out here in full, save as expressly varied by this Schedule.

3	Application of the rules

For the purposes of Options granted under this Schedule any reference to a “Member of the Group” (or to the “Group”) in the rules of the Plan shall apply as if it were a reference to a “Member of the Wider Group” (or to the “Wider Group”) as referred to in paragraph 1 above.

Schedule 3 – U.S. Participants

This Schedule amends and supplements (and shall form part of) the terms of each of The Arrival Share Option Plan 2020 (the “Plan”), the terms of Schedule 1 to the Plan (Non-employees) and the terms of Schedule 2 to the Plan (Wider-Group Employees) in relation to Options granted to Participants who are subject to U.S. taxation (“U.S. Participants”). It is designed in particular to protect US Participants from potential charges under Section 409A of the US Internal Revenue Code 1986 (the “Code”).

The terms of any Option granted to a US Participant shall also be subject to any additional terms or requirements specified in the deed by which the Option is granted and/or any notification to the Participant of the terms of their Option, which such terms may include additional conditions as to substantial future service and/or the purpose of the compensation (and terms pursuant to which the Option may lapse if any such additional condition is not met).

Background and interpretation

Options under the Plan shall (generally, and in any event in all cases for US Participants) be granted subject to both: (A) the performance of substantial future service (namely, in summary, the provision that Options shall generally lapse on the Participant leaving the Group prior to the Option Vesting); and (B) the occurrence of a condition related to the purpose of the compensation (namely, in summary, that in order for the Option to become capable of exercise an IPO, SPAC Transaction or an Exit must occur, and that the Option shall not become exercisable and shall lapse if any such event does not occur, notwithstanding the Option having vested as to service). For the further avoidance of doubt, in the rules of the Plan: (i) the term “Vested” refers to the Option vesting as to service, but does not (and shall not be taken to) mean that the Option has at such time vested as to the occurrence of a condition related to the purpose of the compensation; and (ii) the point at which the Option has vested as to the occurrence of both service and the occurrence of a condition related to the purpose of the compensation is referred to as the time at which the Option becomes capable of exercise.

Provisions applicable to US Participants

1	Rule 2.7 (Administrative Errors) is amended by adding the following sentence to the end of the provision:

“For US Participants, in no event will this rule be capable of applying to the extent it would result in any adverse effect to any Participant under Section 409A of the Code.”

2	Rule 3.3 (Adjusting for changes in share capital) is amended by adding the following sentence to the end of the provision:

“Notwithstanding the forgoing, any adjustment made under this Rule 3.3 shall be done in accordance with Section 1.409A-1(b)(5)(v)(D) of the regulations made under Section 409A of the Code.”

3	Rule 3.4 (Performance Milestones) is amended by adding the following sentence to the end of the provision:

“For US Participants, the Board shall not have power to waive a Performance Milestone, and in no event will this rule be capable of applying to the extent it would result in any adverse effect to any Participant under Section 409A of the Code.”

4	Rule 4.1 (Timing of normal Vesting) of the Plan shall apply for US Participants, but for the avoidance of doubt whilst the effect of an Option (or part thereof) Vesting pursuant to such rule (and pursuant to the Plan) is that the Option (or such part thereof) shall cease to be at risk of being forfeit pursuant to rule 7.1 (General rule on leaving the Group), the Option nonetheless remains (pursuant to rule 5.1 (When Options can be exercised)) subject to the occurrence of a condition related to the purpose of the compensation, namely the occurrence of an Exit or IPO or the completion of a SPAC Transaction, and if any such event does not happen the Option shall lapse in its entirety for nil-consideration pursuant to rule 9 (Lapse) or pursuant to any other rule that causes the Option to lapse at any earlier time.

5	Rule 5.1 (When Options can be exercised) of the Plan is replaced with the following:

“For US Participants, an Option (or a part thereof) shall become exercisable (in accordance with this rule 5 (Exercising Options)) to the extent it Vests on the later of: (i) the Option (or such part thereof) Vesting; and (ii) the completion of one of an IPO, a SPAC Transaction or (subject to rule 5.3.1 or 5.3.2) an Exit.

For the avoidance of doubt, any portion of an Option which Vests prior to the occurrence any of the events in (ii) shall remain subject to the occurrence of a condition related to the purpose of the compensation (namely the occurrence of any such event and any other applicable condition) and shall not become capable of exercise unless or until one of the events occurs and any other applicable condition is satisfied.”

6	In the event that any such Exit would not qualify as a permissible payment under Section 409A, then Rule 5.3.1 (Exit) of the Plan shall not apply to Options held by US Participants.

7	Rule 5.3.2 (Exit) of the Plan is amended by adding the following sentence to the rule:

“For US Participants, in no event will this rule extend the date of Vesting or be capable of causing the transfer of Shares subject to an Option (or any part thereof) to a Participant to be delayed later than 15th March of the year following the year in which the Option (or such part thereof) becomes capable of exercise, and nor shall this rule be capable of applying to the extent it would result in any adverse effect to any Participant under Section 409A of the Code.”

8	Rule 5.4 (Exchange of Options) of the Plan is amended by adding the following Rule 5.4.3:

“Any exchange of Options occurring under this Rule 5.4 shall be made in accordance with Section 409A of the Code and the regulations thereunder, such that the Exchange will not result in any adverse effect to the Participant under such Section 409A of the Code.”

9	Rule 6.1 (Settlement process) of the Plan is replaced with the following:

“For US Participants:

(i)

any Shares to be transferred pursuant to the exercise of an Option (or part of an Option) that becomes capable of exercise on the occurrence of an IPO or completion of a SPAC Transaction, or thereafter but prior to the expiry of an IPO Lock-up Period, shall be transferred at such following such exercise time as the Board determines (which may be a time following the expiry of, or as late as practicable during, an IPO Lock-up Period) but provided that such Shares shall be transferred to the Participant prior to 15th March of the year following the year in which the Option (or such part thereof) becomes capable of exercise; and

(ii)

otherwise, any Shares to be transferred pursuant to the exercise of an Option (or part of an Option) shall be transferred as soon as reasonably practicable following exercise and in any event shall be transferred to the Participant prior to 15th March of the year following the year in which the Option (or such part thereof) becomes capable of exercise, and such Shares shall be transferred to the Participant or to any person nominated by the Company to be held by that person as nominee for the Participant”.

10	Rule 8.1 (Forfeiture event) of the Plan is amended by adding the following sentence:

“For US Participants, in no event will this rule extend the date of Vesting or be capable of causing the transfer of Shares subject to an Option (or any part thereof) to a Participant to be delayed later than 15th March of the year following the year in which the Option (or such part thereof) Vests, and nor shall this rule be capable of applying to the extent it would result in any adverse effect to any Participant under Section 409A of the Code.”

11	Rule 9 (Lapse) of the Plan is replaced with the following:

“For US Participants, where an Option (or part of an Option) Vests, such Option (or such part of the Option) shall lapse (to the extent it has not been exercised) on 15th March of the year following the year in which the Option (or such part of the Option) becomes capable of exercise”.

12	Rule 10 (Changing and terminating the Plan) is amended by adding the following rule 10.1.3:

“No amendment to Plan will be valid if such amendment would result in any adverse effect to any Participant under Section 409A of the Code.”

12.1

References to the date which is the 15th March of the year following the year in which the Option becomes capable of exercise are intended to refer to the date which is the expiry of the applicable period as defined in § 1.409A-1(b)(4)(i)(A), and references thereto shall be read accordingly.

13

To the extent possible, any Option (for the avoidance of doubt, including the terms of the Option and any applicable Performance Milestone) shall be interpreted and administered in all respects in a manner such that it is exempt from Section 409A of the Code and, if such exemption is not possible, in a manner that complies with Section 409A of the Code. In the event the Board determines that, as a result of Section 409A of the Code, any Option, or portion thereof, may not be exercised or satisfied at the time or in the manner contemplated by the terms of the Option without causing the Participant to be subject to taxation under Section 409A of the Code, the Board may without a Participant’s consent (but shall not be required to) take whatever actions it deems reasonably necessary or appropriate (including without limitation to make any amendment to the Plan or the terms of any granted Option) to comply with, or exempt the Option from, the requirements of Section 409A of the Code. A Participant’s right to receive any installment payments under an Option shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment as permitted under Code Section 409A. Notwithstanding the foregoing, the Company has no obligation whatsoever to pay any taxes, interest, penalties or other amounts that may be incurred by the Participant pursuant to Section 409A of the Code or otherwise. If any Option is determined to be subject to Section 409A of the Code and otherwise would be settled within six months after a Participant’s termination of employment, then to the extent required by Section 409A of the Code and to the extent such Participant is a “specified employee” (within the meaning of Section 409A of the Code), any portion of the Option that would have been settled during such six month period instead shall be settled on the earlier of (i) the first business day of the seventh month following such termination and (ii) the 30th day following such Participant’s death (but not earlier than it would have been settled absent this sentence).

Schedule 4 – Free Share Awards

This Schedule amends and supplements (and shall form part of) the terms of The Arrival Share Option Plan 2020 (the “Plan”) as such terms shall apply to the grant of Free Share Awards.

1	Defined terms

For the purposes of this Schedule:

“Free Share Award” means a conditional right to acquire Shares granted under this Schedule to the Plan; and

“Vest” means, subject to the rules, a Participant becomes entitled to have the Shares subject to a Free Share Award delivered to them.

2	Free Share Awards

2.1

Free Share Awards granted under this Schedule are subject to the rules of the Plan as if set out in this Schedule in full, with any references to “Options” replaced with “Free Share Awards”, save as expressly amended by this Schedule.

3	Granting Free Share Awards

3.1

Free Share Awards are to be granted by reference to a specified cash value. The number of Shares subject to a Free Share Award will be calculated, as specified under rule 2.2.2 (Terms of Options) by reference to such cash value.

3.2	Rule 2.2.3 (Terms of Options) is replaced by the following wording:

“the Vesting Date(s) and the Performance Milestones and the proportion of the Free Share Award that will Vest, subject to the rules, on each Vesting Date and/or on the achievement of each Performance Milestone (as applicable), provided that the Vesting Date(s) of a Free Share Award shall not be earlier than (and a Free Share Award shall not Vest earlier than) the earlier to occur of: (a) the expiry of an IPO Lock-up Period in connection with an IPO or SPAC Transaction; or (b) subject to rule 5.3.1 and 5.3.2, an Exit”.

3.3	There is no Option Price in respect of a Free Share Award. All references to an Option Price can be disregarded and rule 2.2.4 (Terms of Options) is deleted.

3.4

Free Share Awards are not capable of exercise and therefore all references to exercise can be disregarded and any references in rule 2.4 (Plan limit) to a Vested award will include a Free Share Award to the extent it has Vested.

4	Vesting

4.1	Rule 4.3 (Consequence of Vesting is replaced by the following wording:

“The number of Shares to be pursuant to the Vesting of a Free Share Award (or part of a Free Share Award) shall be calculated as: (i) the cash value in respect of which such Free Share Award (or such part thereof) Vests; divided by (ii) the Market Value of a Share on the relevant Vesting Date or Performance Milestone Date (rounded down to the nearest whole Share, with the Free Share Award conveying no entitlement to receive any residual amount).”

5	Exercising Options

5.1	Rule 5.1 (When Options can be exercised) shall not apply.

5.2	Rules 5.3.1 (Exit), 5.3.2 (Exit) and 5.5.3 (Exercise process) shall apply as if references to an Option “becoming capable of being exercised” were references to the Free Share Award Vesting.

5.3	Rules 5.5.1 (Exercise process) and 5.5.2 (Exercise process) shall not apply.

6	Exchange

Rule 5.4 (Exchange of Options) will be amended so that, as well as replacing references to “Options” by references to “Free Share Awards”, references to “options” are replaced by references to “awards” and the reference to “exercise” is replaced by a reference to “Vesting”.

7	Settlement

Rule 6.1 (Settlement) is replaced by the following wording:

“On such date during a period of 180 days of the date on which a Free Share Award Vests as is determined at the time of such Vesting by the Board, the Company will issue or procure the transfer (including by transfer out of treasury) of the number of Shares in respect of which the Free Share Award has Vested to the Participant or to any person nominated by the Company to be held by that person as nominee for the Participant.”

8	Leaving the Group

Rule 7.1 (General rule on leaving the Group) is replaced by the following wording:

“Unless the Board decides otherwise, on the date a Participant leaves the Group a Free Share Award will lapse.”

9	Malus and clawback

Rule 8.1 (Forfeiture Event) is replaced by the following wording:

“Notwithstanding anything else in these rules, if the Board determines that any of the events in rule 8.2 has occurred:

(i)

to the extent a Free Share Award has not Vested it will lapse in full or to such lesser extent as the Board may determine (and in which case additional conditions (including as to timing) may be imposed on the Vesting or settlement of the Free Share Award); and/or

(ii)

to the extent a Free Share Award has Vested, the Board may at any time within the period of two years from the date on which any part of the Free Share Award Vested determine that the Participant must transfer to or to the order of the Company a number of Shares equal to the number of Shares in respect of which such part of the Free Share Award Vested (or any lesser number of Shares determined by the Board) or make a cash payment equal to the Market Value of such number of Shares as at the date of the relevant Vesting.”

10	General

References in rule 11 (General) to “exercise of the Option” are replaced by references to “Vesting of the Free Share Award”.

11	US Participants

This terms of this paragraph 11 of this Schedule 4 amend and supplement the terms the Plan and of this Schedule 4 as they apply to Free Share Awards granted to Participants who are subject to U.S. taxation (“U.S. Participants”). It is designed in particular to protect US Participants from potential charges under Section 409A of the US Internal Revenue Code 1986 (the “Code”).

The terms of any Free Share Award granted to a US Participant shall also be subject to any additional terms or requirements specified in the deed by which the Free Share Award is granted and/or any notification to the Participant of the terms of their Free Share Award, which such terms may include additional conditions as to substantial future service and/or the purpose of the compensation (and terms pursuant to which the Free Share Award may lapse if any such additional condition is not met).

Background and interpretation

Free Share Awards shall not be capable of Vesting prior to the occurrence of an IPO, SPAC Transaction or an Exit (and consequently Free Share Awards shall lapse if any such event does not occur), although may be subject to later Vesting.

Free Share Awards shall (generally, and in any event in all cases for US Participants) be granted subject to the performance of substantial future service (namely, in summary, the provision that Free Share Awards shall generally lapse on the Participant leaving employment prior to the Free Share Award Vesting).

Provisions applicable to US Participants

11.1	Rule 2.7 (Administrative Errors) is amended by adding the following sentence to the end of the provision:

“For US Participants, in no event will this rule be capable of applying to the extent it would result in any adverse effect to any Participant under Section 409A of the Code.”

11.2	Rule 3.3 (Adjusting for changes in share capital) is amended by adding the following sentence to the end of the provision:

“Notwithstanding the forgoing, any adjustment made under this Rule 3.3 shall be done in accordance with Section 1.409A-1(b)(5)(v)(D) of the regulations made under Section 409A of the Code.”

11.3	Rule 3.4 (Performance Milestones) is amended by adding the following sentence to the end of the provision:

“For US Participants, the Board shall not have power to waive a Performance Milestone, and in no event will this rule be capable of applying to the extent it would result in any adverse effect to any Participant under Section 409A of the Code.”

11.4

Rule 4.1 (Timing of normal Vesting) of the Plan shall apply for US Participants. For the avoidance of doubt, until a Free Share Award (or any part thereof) Vests it shall be subject to a risk of forfeiture pursuant to rule 7.1 (General rule on leaving the Group), and thereafter Shares shall be delivered in accordance with paragraph 11.8 of this Schedule 4 below.

11.5	In the event that any such Exit would not qualify as a permissible payment under Section 409A, then Rule 5.3.1 (Exit) of the Plan shall not apply to Free Share Awards held by US Participants.

11.6	Rule 5.3.2 (Exit) of the Plan is amended by adding the following sentence to the rule:

“For US Participants, in no event will this rule extend the date of Vesting or be capable of causing the transfer of Shares subject to a Free Share Award (or any part thereof) to a Participant to be delayed later than 15th March of the year following the year in which the Free Share Award (or such part thereof) Vests, and nor shall this rule be capable of applying to the extent it would result in any adverse effect to any Participant under Section 409A of the Code.”

11.7	Rule 5.4 (Exchange of Options) of the Plan is amended by adding the following Rule 5.4.3:

“Any exchange of Free Share Awards occurring under this Rule 5.4 shall be made in accordance with Section 409A of the Code and the regulations thereunder, such that the Exchange will not result in any adverse effect to the Participant under such Section 409A of the Code.”

11.8	Rule 6.1 (Settlement process) of the Plan is amended by adding the following sentence to the rule:

“For US Participants Shares to be transferred pursuant to the Vesting of a Free Share Award (or part of a Free Share Award) shall in any event be transferred to the Participant prior to 15th March of the year following the year in which the Free Share Award Vests”.

11.9	Rule 8.1 (Forfeiture event) of the Plan is amended by adding the following sentence:

“For US Participants, in no event will this rule extend the date of Vesting or be capable of causing the transfer of Shares subject to a Free Share Award (or any part thereof) to a Participant to be delayed later than 15th March of the year following the year in which the Free Share Award (or such part thereof) Vests, and nor shall this rule be capable of applying to the extent it would result in any adverse effect to any Participant under Section 409A of the Code.”

11.10	Rule 10 (Changing and terminating the Plan) is amended by adding the following Rule 10.1.3:

“No amendment to Plan will be valid if such amendment would result in any adverse effect to any Participant under Section 409A of the Code.”

11.11

References to the date which is the 15th March of the year following the year in which the Free Share Award Vests are intended to refer to the date which is the expiry of the applicable period as defined in § 1.409A-1(b)(4)(i)(A), and references thereto shall be read accordingly.

11.12

To the extent possible, any Free Share Award (for the avoidance of doubt, including the terms of the Free Share Award and any applicable Performance Milestone) shall be interpreted and administered in all respects in a manner such that it is exempt from Section 409A of the Code and, if such exemption is not possible, in a manner that complies with Section 409A of the Code. In the event the Board determines that, as a result of Section 409A of the Code, any Free Share Award, or portion thereof, may not Vest or be satisfied at the time or in the manner contemplated by the terms of the Free Share Award without causing the Participant to be subject to taxation under Section 409A of the Code, the Board may without a Participant’s consent (but shall not be required to) take whatever actions it deems reasonably necessary or appropriate (including without limitation to make any amendment to the Plan or the terms of any granted Free Share Awards) to comply with, or exempt the Free Share Award from, the requirements of Section 409A of the Code. A Participant’s right to receive any installment payments under a Free Share Award shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment as permitted under Code Section 409A. Notwithstanding the foregoing, the Company has no obligation whatsoever to pay any taxes, interest, penalties or other amounts that may be incurred by the Participant pursuant to Section 409A of the Code or otherwise. If any Free Share Award is determined to be subject to Section 409A of the Code and otherwise would be settled within six months after a Participant’s termination of employment, then to the extent required by Section 409A of the Code and to the extent such Participant is a “specified employee” (within the meaning of Section 409A of the Code), any portion of the Free Share Award that would have been settled during such six month period instead shall be settled on the earlier of (i) the first business day of the seventh month following such termination and (ii) the 30th day following such Participant’s death (but not earlier than it would have been settled absent this sentence).